SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2007

                                Youbet.com, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)


       Delaware                    0-26015                    95-4627253
   -----------------          ---------------            ------------------
  (State or other             (Commission File           (I.R.S. Employer
   jurisdiction of             Number)                    Identification No.)
   incorporation)



              5901 De Soto Avenue
                Woodland Hills
                  California                                 91367
       --------------------------------                  ------------
     (Address of principal executive offices)             (Zip Code)


                                 (818) 668-2100
                             -----------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.


On April 30, 2007, Youbet.com, Inc. announced that Jay R. Pritzker and
Michael Brodsky had been nominated by Youbet's Nominating and Corporate Governance Committee for election as directors at Youbet's annual meeting of stockholders to be held on June 13, 2007. The company's press release is being filed with this report as Exhibit 99.1.


Item 9.01.        Financial Statements and Exhibits.


                  (a)      Not Applicable.

                  (b)      Not Applicable.

                  (c)      Not Applicable.

                  (d)      Exhibit:

                           99.1     Press Release dated April 30, 2007.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        YOUBET.COM, INC.




Date: April 30, 2007                    By:/s/ Gary W. Sproule
                                           --------------------------
                                           Gary W. Sproule
                                           Chief Financial Officer

                                                                    Exhibit 99.1


                                 [Youbet Logo]

FOR IMMEDIATE RELEASE


Contact:
Investor Relations
William Schmitt, Integrated Corporate Relations: 203.682.8200

Media Relations
Hud Englehart, Beacon Advisors: 513.533.4800

Youbet.com, Inc.
Gary Sproule, CFO: 818.668.2100

_______________________________________________________________________________

         Youbet.com, Inc. Announces the Nomination of Jay R. Pritzker and Michael Brodsky to its Board of Directors


     Woodland Hills, CA, April 30, 2007 - Youbet.com. Inc. (NASDAQ:UBET) announced today the nomination of Jay R. Pritzker and Michael Brodsky to the company's Board of Directors at its 2007 annual meeting of stockholders. In addition, if elected to the board, Mr. Pritzker is expected to serve on the Compensation Committee and Mr. Brodsky is expected to serve on the Audit Committee. Mr. Brodsky is the Managing Partner of New World Opportunity Partners which owns 9.3% of the outstanding shares of Youbet.com. After evaluating both Mr. Brodsky and Mr. Pritzker, the Nominating and Corporate Governance Committee unanimously recommended Messrs. Pritzker and Brodsky as director candidates.

     Jay R. Pritzker has been the Managing Partner of The Pritzker Group, a private investment firm, since 2002. He has been a Partner of New World Ventures, a venture capital firm focused on early stage and growth stage enterprises which he founded, since 1996. In addition to his role as President of the Pritzker Family Foundation, he serves on a variety of civic, philanthropic and private company boards including the Chicago 2016 Olympic Committee, the Northwestern University Board of Trustees, and AmSafe, Inc. Mr. Pritzker received an A.B. from Duke University and a J.D. from the Northwestern University School of Law and is a member of the Chicago and Illinois Bar Associations.

     Michael Brodsky has been the Managing Partner of New World Opportunity Partners, a public equity investment firm, since June 2005. From 1999 until January 2005, Mr. Brodsky was Chief Financial Officer of The Away Network, an online travel media company. Mr. Brodsky received a B.A. from Syracuse University, a J.D. from the Northwestern University School of Law, and an M.B.A. from Northwestern University's JL Kellogg Graduate School of Management.

     Youbet.com's annual meeting of stockholders will be held on June 13, 2007, beginning at 10:00 a.m., Pacific Time, at our executive offices located at 5901 De Soto Avenue, Woodland Hills, California 91367.

     Youbet has filed a definitive proxy statement with the Securities and Exchange Commission relating to the solicitation of proxies from the stockholders of Youbet for use at the annual meeting. Before making any voting decision, all stockholders are encouraged to read the definitive proxy statement because it contains important information. The definitive proxy statement is available at no charge on the SEC's website at http://www.sec.gov. The definitive proxy statement also will be mailed to stockholders of record as of April 23, 2007.

About Youbet.com

     Youbet.com is a diversified provider of technology and pari-mutuel horse racing content for consumers through Internet and telephone platforms and is a leading supplier of totalizator systems, terminals and other pari-mutuel wagering services and systems to the pari-mutuel industry through its United Tote subsidiary. Youbet.com's International Racing Group subsidiary is the first pari-mutuel rebate provider to be licensed by a U.S. racing regulatory jurisdiction.

     Youbet.com's website offers members the ability to watch and, in most states, wager on the widest variety of horse racing content available worldwide. Through this platform, Youbet offers members commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering, race replays, simultaneous multi-race viewing and value-added handicapping products. Youbet.com's Players Trust(SM) revolutionized advanced deposit wagering by placing player deposits in the custody of a major U.S. financial institution.

     The Youbet Advantage(TM) Player Rewards Program is the only player incentive program of its kind in the U.S. pari-mutuel market; and Youbet's play-for-points racing education website - www.Youbet.net - is helping to attract new fans to racing. Youbet.com is the exclusive provider of horse racing content for CBS SportsLine.com. More information on the company can be found at www.youbet.com.